As filed with the Securities and Exchange Commission on July 5, 2024

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Auna S.A.

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6, rue Jean Monnet

L-2180 Luxembourg

Grand Duchy of Luxembourg

+51 1-205-3500

(Address of principal executive offices, including zip code)

Auna S.A. Amended and Restated Equity Incentive Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address and telephone number, including area code, of agent for service)

Copies to :

Maurice Blanco

Hillary A. Coleman

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Auna S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg (the “Company”, the “Registrant”, “we”, “us” or “our”), relating to 7,391,757 shares of the Company’s class A ordinary shares, with a nominal value of US$0.01 per share (“Class A Shares”) reserved for issuance under the Company’s Amended and Restated Equity Incentive Plan (the “Equity Incentive Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933 (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a) The prospectus dated March 21, 2024 filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act relating to the Registrant’s Registration Statement on Form F-1, as amended (Registration No. 333-276435), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)  The description of the Registrant’s Class A Shares, which is contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-41982), as filed with the Commission on March 20, 2024, including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

According to the Registrant’s articles of association, the directors, chairman, secretary and other officers (such term to include any person appointed to any committee by the board of directors) acting in their capacities as such or, at the request of the Company, as a director, officer, employee or agent of another person, including any subsidiary of the Company, or as the liquidator or trustee (if any) for the Company or any subsidiary thereof, and every one of them (whether for the time being or formerly), and their heirs, executors and administrators (each, an “indemnified party”), shall, to the extent possible under applicable law, be indemnified and held harmless by the Company from and against all actions, costs, charges, losses, damages and expenses which any of them incur or sustain by or by reason of any act performed or omitted to be performed by any Director, chairman, secretary or Officer in their capacities as such or in the other capacities described above, and, to the extent possible under applicable law, no Director, chairman, secretary or officer shall be liable for the actions, omissions or defaults of any other indemnified party, or for the actions of any advisors to the Company or any other persons, including financial institutions, with whom any moneys or assets belonging to the Company are lodged or deposited for safe custody, or for insufficiency or deficiency of any security received by the Company in respect of any of its moneys or assets, or for any other loss, misfortune or damage which may happen in the course of their serving as a Director, chairman, secretary or Officer of the Company or, at the request of the Company, as a director, officer, employee or agent of another person, including any subsidiary of the Company, or as the liquidator or trustee (if any) for the Company or any subsidiary thereof, or in connection therewith, provided that these indemnity and exculpation provisions shall not extend to any matter in respect of any fraud or dishonesty, gross negligence, wilful misconduct or action giving rise to criminal liability in relation to the Company which may attach to any of the indemnified parties.

The Company maintains, to the extent possible under applicable law, insurance for the benefit of any Director or Officer against any liability (to the extent permitted by law) incurred by him in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

The Company may further, to the extent possible under applicable law, advance moneys to an indemnified party for the costs, charges and expenses incurred by such indemnified party in defending any civil or criminal proceedings against such person, on condition that such indemnified party shall repay the advance if any allegation of fraud or dishonesty in relation to the Company is proved against such person.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number
4.1	Articles of Association of Auna S.A. (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form F-1, Amendment No. 5, filed with the Commission on March 18, 2024 (Registration No. 333-276435)).
5.1*	Opinion of Stibbe Avocats (association d’avocats), Luxembourg counsel to Auna S.A., as to the validity of the securities being registered.
23.1*	Consent of Emmerich, Córdova y Asociados, Sociedad Civil.
23.2*	Consent of Stibbe Avocats (association d’avocats), Luxembourg counsel to Auna S.A. (included in Exhibit 5.1)
24*	Power of Attorney (included on signature page).
99.1*	Auna S.A. Amended and Restated Equity Incentive Plan
107*	Filing Fee Table

*Filed herewith.

Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement; and

(iii)  To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lima, Perú, on this July 5, 2024.

Auna S.A.

By:	/s/ Jesús Antonio Zamora León
	Name:	Jesús Antonio Zamora León
	Title:	President

By:	/s/ Gisele Remy Ferrero
	Name:	Gisele Remy Ferrero
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Jesús Antonio Zamora León and Gisele Remy Ferrero, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Auna S.A. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of one or more registration statements on Form S-8 under the Securities Act of 1933, as amended, including, specifically, but without limitation, power and authority to sign the name of the undersigned to any such registration statement, and any amendments to any such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jesús Antonio Zamora León	President and Director (principal executive officer)	July 5, 2024
Jesús Antonio Zamora León

/s/ Gisele Remy Ferrero	Chief Financial Officer (principal financial and accounting officer)	July 5, 2024
Gisele Remy Ferrero

/s/ Luis Felipe Pinillos Casabonne	Director	July 5, 2024
Luis Felipe Pinillos Casabonne

/s/ Jorge Basadre Brazzini	Director	July 5, 2024
Jorge Basadre Brazzini

/s/ Leonardo Bacherer Fastoni	Director	July 5, 2024
Leonardo Bacherer Fastoni

/s/ Robert Oberrender	Director	July 5, 2024
Robert Oberrender

/s/ Andrew Soussloff	Director	July 5, 2024
Andrew Soussloff

/s/ John Wilton	Director	July 5, 2024
John Wilton

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Under the Securities Act, the undersigned, the duly authorized representative in the United States of Auna S.A., has signed this Registration Statement in New York, New York, on July 5, 2024.

Auna S.A.

By:	/s/ Colleen A. De Vries
Cogency Global Inc.
Name: Colleen A. De Vries
Title: Senior Vice President